EXHIBIT 10.2
                           AGREEMENT OF MERGER

     This AGREEMENT OF MERGER (the "Agreement"), dated as of March 12, 1997, is entered into by and between Intelicom Corporation, a corporation organized and incorporated under the laws of the State of Delaware (hereinafter referred to as "Intelicom"), and IntraTel Acquisition Company, Inc, a corporation organized and incorporated under the laws of the State of Florida (hereinafter referred to as "IntraTel").

     WHEREAS, the parties hereto desire that IntraTel be merged with and into Intelicom pursuant to this Agreement providing for such merger (the "Merger") on the date and at the time provided for herein (the "Effective Date"); and

     WHEREAS, the Agreement provides for the issuance of shares of Intelicom stock ("Stock") upon the merger being effective; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties, and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the Merger;

     Now, therefore, in consideration of the premises and of the mutual representations, warranties, and covenants herein contained, the parties hereby agree as follows:

                                ARTICLE I
                               THE MERGER

     1.01 THE MERGER AND CLOSING. Upon the terms and subject to the acceptance of this Agreement, the Merger shall be consummated (the "Closing") as of the Effective Date and in accordance with all applicable state and federal laws, on the date and at the time specified hereinafter. At the Closing, upon the terms and subject to the conditions of this Agreement, IntraTel shall be merged with and into Intelicom in accordance with all applicable state and federal laws, and the separate existence of IntraTel shall thereupon cease, and Intelicom shall continue its corporate existence under the laws of the State of Delaware.

     1.02 EFFECTIVE DATE. The Merger shall become effective upon the later to occur of the date and time of filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the provisions of the General Corporation Law of the State of Delaware (the "Certificate of Merger") or the receipt of any and all necessary approvals from the Securities Exchange Commission. The date and time when the Merger shall become effective is herein referred to as the "Effective Date."

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     1.03 CERTIFICATE OF INCORPORATION.  The Articles of Incorporation of
Intelicom shall be the Articles of Incorporation of the surviving corporation after completion of the merger contemplated herein.

     1.04 DELIVERY OF SHARES. On the Effective Date, Intelicom shall issue and deliver to the shareholders of IntraTel the number of shares in accordance with Section 9.01 hereinbelow.

                               ARTICLE II
                               INTRATEL's
                     REPRESENTATIONS AND WARRANTIES

     IntraTel represents and warrants to Intelicom as of the date hereof and on the Effective Date as follows:

     2.01 GOOD STANDING. IntraTel is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and it is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in the places and in the manner as now conducted. This Agreement has been duly authorized by all necessary corporate action and has been executed and delivered by an authorized officer of IntraTel, and constitutes the valid and binding agreement of IntraTel enforceable in accordance with its terms.

     2.02 STOCKHOLDERS AND STOCK. The authorized capital stock of IntraTel consists solely of shares of Common Stock, no par value, of which 2,000 shares are issued and outstanding. Each share of stock is duly and validly authorized and issued, fully paid, and nonassessable. Except as described in the Confidential Private Offering Memorandum dated December 8, 1996 (the "CPOM") which has been previously provided to Intelicom's representatives, no option, warrant, call, or commitment of any kind obligating IntraTel to issue any of its capital stock exists.

     2.03 FINANCIAL INFORMATION. IntraTel has fully and accurately disclosed to Intelicom all financial information regarding IntraTel, including accurate lists of its liabilities, accounts receivable, fixed assets and other assets.

     2.04 LITIGATION. There are no material legal actions, suits, arbitrations, investigations or other legal, administrative or governmental proceedings pending or, to the knowledge of IntraTel, threatened.

     2.05 NO CONSENTS OR APPROVALS. IntraTel is not required to obtain the consent, approval, authorization, or order of any court of governmental instrumentality, agency or body to consummate the transactions contemplated hereby or if any such consent, approval, authorization, or order is required, IntraTel will obtain such prior to or

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as soon after the Closing as possible.

     2.06 TITLE TO ASSETS. IntraTel, at the Closing, will have good and marketable title to its assets free and clear of any and all liens, mortgages, security interests, claims, charges, demands, options, rights or otherwise, except as provided in the accompanying schedules.

     2.07 FULL DISCLOSURE. No statement contained in any document, certificate or other writing furnished or to be furnished by IntraTel to Intelicom pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements therein not misleading.

     2.08 DISCLOSURE OF CONTRACTS. IntraTel has disclosed all agent contracts, sales contracts, franchise contracts and other contracts, written and oral, between it and any person, firm or individual which relate to its business. IntraTel has not failed to disclose any agent contracts, sales contracts, franchise contracts or other contracts, written or oral, that would impede or restrict the transaction contemplated by this Agreement or that would result in Intelicom's commitment to pay commissions, fees, or other monies, whether in cash or common stock.

                               ARTICLE III
                               INTELICOM's
                     REPRESENTATIONS AND WARRANTIES

     Intelicom represents and warrants to Intelicom as of the date hereof and on the Effective Date as follows:

     3.01 GOOD STANDING. Intelicom is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and it is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in the places and in the manner as now conducted. This Agreement has been duly authorized by all necessary corporate action and has been executed and delivered by an authorized officer of the Corporation, and constitutes the valid and binding agreement of Intelicom enforceable in accordance with its terms.

     3.02 STOCKHOLDERS AND STOCK. The authorized capital stock of Intelicom consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 1,527,620 shares are issued and outstanding, and 25,000,000 of Preferred Stock, $0.001 par value, of which zero (0) shares are issued and outstanding. Each share of said stock is duly and validly authorized and issued, fully paid, and nonassessable. There are currently outstanding warrants to purchase an additional 3238 shares of

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Intelicom Common Stock exercisable at $6.30 per share for a period of four
(4) years commencing one (1) year from the date of the closing of
Intelicom's initial public offering which took place on or about April 27,
1995

     3.03 FINANCIAL INFORMATION. Intelicom has fully and accurately disclosed to IntraTel all financial information regarding Intelicom, including accurate lists of its liabilities, accounts receivable, fixed assets and other assets.

     3.04 LITIGATION. There are no material legal actions, suits, arbitrations, investigations or other legal, administrative or governmental proceedings pending or, to the knowledge of Intelicom, threatened.

     3.05 NO CONSENTS OR APPROVALS. Intelicom is not required to obtain the consent, approval, authorization, or order of any court of governmental instrumentality, agency or body to consummate the transactions contemplated hereby or if any such consent, approval, authorization, or order is required, Intelicom will obtain such prior to or as soon after the Closing as possible.

     3.06 TITLE TO ASSETS. Intelicom, at the Closing, will have good and marketable title to its assets free and clear of any and all liens, mortgages, security interests, claims, charges, demands, options, rights or otherwise, except as provided in the accompanying schedules.

     3.07 FULL DISCLOSURE. No statement contained in any document, certificate or other writing furnished or to be furnished by Intelicom to IntraTel pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements therein not misleading.

     3.08 DISCLOSURE OF CONTRACTS. Intelicom has disclosed all agent contracts, sales contracts, franchise contracts and other contracts, written and oral, between it and any person, firm or individual which relate to its business. Intelicom has not failed to disclose any agent contracts, sales contracts, franchise contracts or other contracts, written or oral, that would impede or restrict the transaction contemplated by this Agreement or that would result in IntraTel's commitment to pay commissions, fees, or other monies, whether in cash or common stock.

                               ARTICLE IV
                          INTRATEL's COVENANTS

     IntraTel covenants and agrees as follows:

     4.01 CONSENTS. If applicable, IntraTel shall use its best efforts to obtain any

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consents as may be required of IntraTel herein to consummate the transactions contemplated hereby.

     4.02 NOTICE OF DEFAULT. Prior to the Closing, IntraTel shall give prompt written notice to Intelicom of any notice of default, written threat of default, lawsuit or arbitration claim received by IntraTel, subsequent to the date hereof.

     4.03 ACCESS. IntraTel shall afford (or shall cause to be afforded) to the officers and authorized representatives of Intelicom access to the books and records of IntraTel. IntraTel shall cooperate with Intelicom, its representatives and counsel in the preparation of any documents or materials required by any governmental agency or other party in connection with or relating to the transactions contemplated herein.

     4.04 CONFIDENTIAL INFORMATION. IntraTel shall cause all information furnished by Intelicom in connection with the negotiation and performance of this Agreement to be treated as confidential, except such information as IntraTel may be required to disclose by law and except for any information that is generally available to the public, previously known to IntraTel or obtained from third parties owing no obligation of confidentiality to Intelicom.

     4.05 CAUSE CONDITIONS TO BE SATISFIED. IntraTel will use its best efforts to cause the conditions to the obligations of IntraTel and Intelicom under this Agreement to be satisfied.

                                ARTICLE V
                          INTELICOM's COVENANTS

     Intelicom covenants and agrees as follows:

     5.01 CONSENTS. If applicable, Intelicom shall use its best efforts to obtain any consents as may be required of Intelicom herein to consummate the transactions contemplated hereby.

     5.02 NOTICE OF DEFAULT. Prior to the Closing, Intelicom shall give prompt written notice to IntraTel of any notice of default, written threat of default, lawsuit or arbitration claim received by Intelicom, subsequent to the date hereof.

     5.03 ACCESS. Intelicom shall afford (or shall cause to be afforded) to the officers and authorized representatives of IntraTel access to the books and records of Intelicom. Intelicom shall cooperate with IntraTel, its representatives and counsel in the preparation of any documents or materials required by any governmental agency or other party in connection with or relating to the transactions contemplated herein.

     5.04 CONFIDENTIAL INFORMATION. Intelicom shall cause all information furnished

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by IntraTel in connection with the negotiation and performance of this
Agreement to be treated as confidential, except such information as Intelicom may be required to disclose by law and except for any information that is generally available to the public, previously known to Intelicom or obtained from third parties owing no obligation of confidentiality to IntraTel.

     5.05 CAUSE CONDITIONS TO BE SATISFIED. Intelicom will use its best efforts to cause the conditions to the obligations of IntraTel and Intelicom under this Agreement to be satisfied.

                               ARTICLE VI
                      CONDITIONS TO THE OBLIGATIONS
                               OF INTRATEL

     IntraTel's obligations shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

     6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the IntraTel contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though such representations and warranties had been made on and as of the date of the Closing.

     6.02 PERFORMANCE OF THIS AGREEMENT. Intelicom shall have performed and complied in all material respects with all covenants, conditions and agreements required by this Agreement to be performed or complied with by any and all of them prior to or on the date of the Closing.

     6.03 PROCEEDINGS. All corporate and other proceedings to be taken by Intelicom in connection with the transactions contemplated hereby shall have been completed and all such proceedings and all documents incident thereto shall be reasonably satisfactory in substance and form to IntraTel.

     6.04 CONSENTS, REGULATORY FILINGS AND APPROVALS. All consents and authorizations by third parties and all governmental consents, approvals, licenses and permits, the granting of which are necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any right privilege, license or agreement of Intelicom which is material to IntraTel upon the consummation of the transactions contemplated hereby, shall have been obtained or made prior to the Closing or shall be obtained as soon thereafter as possible.

     6.05 LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transaction contemplated hereby or which would limit or affect Intelicom and, there shall not have been threatened, nor shall there be pending any action or proceeding by or before any court or governmental agency or

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other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement.

                               ARTICLE VII
                      CONDITIONS TO THE OBLIGATIONS
                              OF INTELICOM

     Intelicom's obligations shall be subject, to the extent not waived, to inure the satisfaction of each of the following conditions at the Closing:

     7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Intelicom contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though such representations and warranties had been made on and as of the date of the Closing.

     7.02 PERFORMANCE OF THIS AGREEMENT. IntraTel shall have performed and complied in all material respects with all covenants, conditions and agreements required by this Agreement to be performed or complied with by any and all of them prior to or on the date of the Closing.

     7.03 PROCEEDINGS. All corporate and other proceedings to be taken by IntraTel in connection with the transactions contemplated hereby shall have been completed and all such proceedings and all documents incident thereto shall be reasonably satisfactory in substance and form to Intelicom.

     7.04 CONSENTS, REGULATORY FILINGS AND APPROVALS. All consents and authorizations by third parties and all governmental consents, approvals, licenses and permits, the granting of which are necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any right privilege, license or agreement of IntraTel which is material to Intelicom upon the consummation of the transactions contemplated hereby, shall have been obtained or made prior to the Closing or shall be obtained as soon thereafter as possible.

     7.05 LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transaction contemplated hereby or which would limit or affect Intelicom and, there shall not have been threatened, nor shall there be pending any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement.

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                              ARTICLE VIII
                            EFFECT OF MERGER

     8.01 Upon the consummation of the Merger as hereinabove provided (the "Effective Date"), the effect of the Merger shall be that established by the corporation laws of the State of Delaware, and without limitation thereof, shall include the following:

     a. Intelicom and IntraTel shall be one corporation, which shall be Intelicom, and which shall survive the merger for that purpose.

     b.   The separate existence of IntraTel shall cease.

     c. Intelicom shall possess all the rights, privileges, and franchises previously possessed by it, and those possessed by IntraTel.

     d. All of the property and assets of whatsoever kind or description of IntraTel, and all debts due on whatever account to it, shall be taken and be deemed to be transferred to and vested in Intelicom without further act or deed.

     e. Intelicom shall be responsible for all the liabilities and obligations of IntraTel, including but not limited to all liabilities presently existing pursuant to the CPOM.

     f.   Intelicom shall change its name to "IntraTel Group, Ltd."

                               ARTICLE IX
                     MANNER OF CONVERSION OF SHARES

     9.01 MANNER OF CONVERSION OF SHARES. The manner and basis of converting the shares of IntraTel into shares of Intelicom shall be as follows:

     a. All shares of Common Stock of Intelicom now authorized and issued and outstanding shall remain outstanding and shall not be affected by the Merger.

     b. The current shareholders of IntraTel will surrender their existing shares of common stock of IntraTel in exchange for 1,631,626 shares of Intelicom Common Stock LESS the number of shares which are required to satisfy the equity obligations to the investors in IntraTel's private placement pursuant to the CPOM (the number of which to be determined by dividing the total private placement investment money by the price per share of the secondary offering to be consummated prior to June 30, 1997). The shares of Intelicom Common Stock to be received by IntraTel's shareholders pursuant to this paragraph (excluding the private placement investors) shall be distributed to said IntraTel shareholders on a pro rata basis.

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                                ARTICLE X
                      ARTICLES OF INCORPORATION AND
                    BY-LAWS OF SURVIVING CORPORATION

     10.01 The Articles of Incorporation and the Bylaws of Intelicom are not altered or otherwise affected by virtue of the Merger.

                               ARTICLE XI
                                 GENERAL

     11.01 ADDITIONAL INSTRUMENTS. The parties hereto shall deliver or cause to be delivered as of the Effective Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as any party may reasonably request for the purpose of carrying out this Agreement.

     11.02 ASSIGNMENT. This Agreement may not be assigned (except by operation of law) and shall be binding upon and shall to the benefit of the parties hereto, and the successors of the heirs and legal representatives of the parties hereto.

     11.03 ENTIRE AGREEMENT. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

     11.04 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     11.05 SURVIVORSHIP. All warranties, covenants, representations, and guarantees shall survive the closing and execution of the documents contemplated by this Agreement.

                               ARTICLE XII
                               TERMINATION

     12.01 MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by mutual consent of IntraTel and Intelicom, expressed by action of their respective Boards of Directors.

     12.02 FINAL DATE. Anything contained in this Agreement to the contrary notwithstanding, unless extended by mutual consent of IntraTel and Intelicom, expressed by action of their respective Boards of Directors, this Agreement shall terminate if the Closing shall not have occurred by the close of business on June 30,

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1997.

     12.03 REMEDIES ON TERMINATION. In the event that any party hereto, without the right to do so under this Agreement, shall fail or refuse to consummate the transactions contemplated by this Agreement, or if any default under, or breach of, any representation, warranty, covenant or condition of this Agreement on the part of any party shall have occurred that results in the failure to consummate the transactions contemplated hereby, then, in addition to any other remedies provided in this agreement or by applicable law, the nondefaulting party shall be entitled to obtain from the defaulting party costs and expenses, including reasonable attorney's fees, incurred by it in enforcing its rights hereunder.

                              ARTICLE XIII
                             INDEMNIFICATION

     13.01 Intelicom agrees to indemnify, defend and hold harmless IntraTel from and against all losses, liabilities, damages, administrative or civil penalties, fines, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise in respect of (i) any material breach by Intelicom of any representation, warranty, covenant or agreement contained in this Agreement; (ii) the conduct of Intelicom's business from the date hereof through the date of Closing, whether or not asserted prior to the date of Closing; and (iii) all obligations of Intelicom, of every kind or nature whatsoever, which are not specifically disclosed to IntraTel prior to the execution of this Agreement.

     13.02 IntraTel agrees to indemnify, defend and hold harmless Intelicom from and against all losses, liabilities, damages, administrative or civil penalties, fines, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise in respect of (i) any material breach by IntraTel of any representation, warranty, covenant or agreement contained in this Agreement; (ii) the conduct of IntraTel's business from the date hereof through the date of Closing, whether or not asserted prior to the date of Closing; and (iii) all obligations of IntraTel, of every kind or nature whatsoever, which are not specifically disclosed to Intelicom prior to the execution of this Agreement.

                               ARTICLE XIV
                              MISCELLANEOUS

     14.01 GOVERNING LAW. It is the intention of the parties hereto that this Agreement be governed by and construed in accordance with the laws of the State of Delaware.

     14.02 NOTICES. Any notice permitted or required to be given herein shall be deemed to have been given either upon personal delivery or three days after deposit in

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the United States mails, certified mail, postage prepaid and addressed to the intended recipient at the following address:

INTELICOM CORPORATION                   INTRATEL ACQUISITION COMPANY, INC.
28050 U.S. Highway 19 North             The Oaks
Suite 202                               227 Saint James Park
Clearwater, Florida 34621               Osprey, Florida, 34229
Attention: David Spezza, President      Attention: Robert E. Yaw II,
                                         Chairman

     14.03 LITIGATION. In the event of litigation between the parties arising out of any term or provision of this Agreement, the prevailing party shall be entitled to recover its costs and attorney's fees from the losing party.

     14.04 EXPENSES. Each of the parties hereto shall pay its own expenses incurred in connection with the preparation, negotiation, execution, delivery and consummation of this Agreement.

     14.05 CUMULATIVE REMEDIES. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Intelicom or IntraTel shall not constitute a waiver of the right to pursue other available remedies.

     14.06 WRITTEN DISCLOSURES INCORPORATED BY REFERENCE. All written disclosures made by each party to the other shall be incorporated herein by reference and each party hereby warrants and represents that such written disclosures are true and accurate to the best of said party's knowledge and belief.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written

INTELICOM CORPORATION              INTRATEL ACQUISITION COMPANY, INC.



By: /s/ DAVID SPEZZA               By: /s/ ROBERT E. YAW
   -------------------------          -------------------------
Name: David Spezza                 Name: Robert E. Yaw II
Title: President                   Title: Chairman



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